URSTADT BIDDLE PROPERTIES INC.
                               321 RAILROAD AVENUE
                          GREENWICH, CONNECTICUT 06830

                             -----------------------

To Our Stockholders:

     In connection with the Annual Meeting of Stockholders (the "Meeting") of Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), to be held at the Greenwich Harbor Inn, Greenwich, Connecticut, on March 10, 1999 at 11:00 a.m. for the purposes set forth in the Notice of Meeting dated February 2, 1999 (the "Notice of Meeting") and the related Proxy Statement dated February 2, 1999 (the "Proxy Statement"), the Company previously provided to you a WHITE proxy card together with the Notice of Meeting and the Proxy Statement for use in voting your Shares. Please note that the Company has become aware that, due to a clerical error by the Transfer Agent, the information contained on the WHITE proxy card relating to the number of Class A Common Shares held of record by you as of the close of business on January 27, 1999, the record date for the Meeting (the "Record Date"), is inaccurate and stockholders should not use the WHITE proxy card.

     Enclosed herewith is a YELLOW proxy card containing the correct number of Common Shares and Class A Common Shares held of record by you at the close of business on the Record Date. Stockholders who wish to have their Common Shares and Class A Common Shares represented and voted at the Meeting must complete, date, sign and return the enclosed YELLOW proxy card even if you have previously completed and returned the WHITE proxy card. No WHITE proxy cards will be given effect and only properly completed, dated and signed YELLOW proxy cards will be given effect at the Meeting.

     Reference is hereby made to the Notice of Meeting and the Proxy Statement previously provided to you for information concerning the proposals to be acted upon at the Meeting. To be voted, YELLOW proxies must be filed with the Secretary of the Company prior to voting. YELLOW proxies may be revoked at any time before exercise by filing a notice of such revocation, by filing a later dated YELLOW proxy with the Secretary of the Company or by voting in person at the Meeting.

     You are urged to complete, date, sign and return your YELLOW Proxy Card promptly to make certain your Shares will be voted at the Meeting, even if you plan to attend the Meeting in person. If you desire to vote your Shares in person at the Meeting, your YELLOW proxy may be revoked. For your convenience in returning the YELLOW Proxy Card, a pre-addressed and postage paid envelope has been enclosed.

           YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.
            PLEASE DATE, SIGN AND MAIL THE ENCLOSED YELLOW PROXY CARD
                                     TODAY.

                                                  Urstadt Biddle Properties Inc.
                                                  February 9, 1999